Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-269610) of our report dated March 31, 2023, relating to the consolidated financial statements of Nuburu, Inc. (f/k/a Tailwind Acquisition Corp.), which is contained in that Prospectus. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

April 13, 2023